Exhibit 99.1

PDS Biotechnology Reports Financial Results for the Second Quarter 2020 and Provides Business Update

Florham Park, NJ, August 13, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune(R) T-cell activating technology, today announced its financial results for the second quarter ended June 30, 2020 and provided a business update.

Second Quarter 2020 and Recent Business Highlights

•	Announced publication of PDS0101 triple combination preclinical study by the National Cancer Institute;
•	Initiated Phase 2 clinical trial of PDS0101 triple combination, led by the National Cancer Institute, for the treatment of advanced human papillomavirus (HPV)-associated cancers;
•	Announced Phase 2 trial to evaluate PDS0101 in combination with standard of care for treatment of locally advanced cervical cancer at The University of Texas MD Anderson Cancer Center;
•	Launched novel PDS Biotech-owned vaccine development programs for COVID-19, PDS0203, and universal influenza, PDS0202;
•	Broadened existing co-development agreement with Farmacore Biotechnology to include development of a second COVID-19 vaccine candidate, PDS0204;
•
Expanded existing Cooperative Research and Development Agreement with the National Cancer Institute to include preclinical and clinical development of PDS0103 in MUC-1 expressing- cancers including breast, colon, lung and ovarian cancers;

•	PDS Biotech collaborator at the University of Kentucky School of Medicine granted NIAID award to accelerate Versamune(R)-based PDS0202 universal influenza vaccine;
•	Published abstract on preclinical studies of PDS0102, a product for the treatment of breast and prostate cancers, at the American Society of Clinical Oncology; and
•	Appointed Dr. Ilian Iliev to Board of Directors.

“PDS Biotech has made significant progress across both our immuno-oncology and infectious disease programs despite the challenging environment due to the global pandemic,” commented Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech. “We are pleased despite the pandemic to have recently initiated our first of three Phase 2 clinical studies of PDS0101.  This study is being run by the National Cancer Institute for the treatment of advanced HPV-associated cancers.  We anticipate initiation in the near term a second Phase 2 study for PDS0101 with standard of care chemoradiotherapy at the MD Anderson Cancer Center for the treatment of locally advanced cervical cancer. We believe these trials, partnered with leading organizations hold significant potential to demonstrate that our Versamune(R) platform, in combination with other anti-cancer agents, will provide improved clinical outcomes for patients with advanced HPV-associated cancers. We are evaluating the potential to initiate the VERSATILE-002 trial that was put on hold due to the COVID-19 epidemic by the end of the year if possible.”

“We have also been conducting preclinical studies of PDS0203, our COVID-19 vaccine program and recently announced an expanded development collaboration with Farmacore to advance PDS0204, a second COVID-19 vaccine candidate into Phase 1 clinical testing in Brazil, with initial financial support for preclinical work provided by the Brazilian Ministry of Science, Technology, Innovation and Communication (MCTIC). Furthermore, the grant by the NIAID to our long-term collaborator at The University of Kentucky School of Medicine to accelerate the Versamune(R)-based universal influenza vaccine program, PDS0202, further validates the potential value of Versamune(R) in infectious diseases. With these significant developments in both our cancer and infectious disease programs, we believe that PDS Biotech is well positioned to progress our programs through initial human clinical data generation over the next 12-18 months, barring any unforeseen events,” concluded Dr. Bedu-Addo.

Second Quarter 2020 Financial Review

For the second quarter of 2020, net loss was approximately $2.9 million, or $.19 per basic share and diluted share, compared to a net loss of approximately $3.9 million, or $0.75 per basic share and diluted share for the second quarter of 2019.

Research and development expenses totaled approximately $1.4 million for the second quarter of 2020, compared to approximately $1.9 million for the same period in 2019, a decrease of 26%.

For the second quarter of 2020, general and administrative expenses were approximately $1.5 million compared with approximately $2.4 million for the second quarter of 2019, a decrease of 38%.

Total operating expenses for the second quarter of 2020 were approximately $2.9 million, compared to total operating expenses of approximately $4.3 million for the same period in 2019, a decrease of 33%.

As of June 30, 2020, the Company’s cash balance was approximately $16.9 million.

Conference Call and Webcast

The conference call is scheduled to begin at 8:00 am ET on Thursday, August 13, 2020. Participants should dial 877-407-3088 (United States) or 201-389-0927 (International) and mention PDS Biotechnology. A live webcast of the conference call will also be available on the investor relations page of the Company's corporate website at www.pdsbiotech.com.

After the live webcast, the event will be archived on PDS Biotech’s website for 6 months. In addition, a telephonic replay of the call will be available for 6 months. The replay can be accessed by dialing 877-660-6853 (United States) or 201-612-7415 (International) with confirmation code 13707451.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune(R) T-cell activating technology platform. Versamune(R) effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune(R) and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. All such written or oral statements made in this press release, filings with the Securities and Exchange Commission, reports to stockholders and in meetings with investors and analysts, other than statements of historical fact, are forward-looking statements and are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” ”believe,” ”estimate,” ”project,” ”intend,” “forecast.” “guidance”, “outlook” and other similar expressions or words that convey uncertainty of future events or outcomes. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; our dependence on additional financing to fund our operations and complete the development and commercialization of our product candidates, and the risks that raising such additional capital may restrict our operations or require us to relinquish rights to our technologies or product candidates; our limited operating history in our current line of business, which makes it difficult to evaluate our prospects, our business plan or the likelihood of our successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7037
Email: alobo@theruthgroup.com

(Financial Statements to Follow)

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$16,934,495	$12,161,739
Prepaid expenses and other	2,506,646	2,308,462
Total current assets	19,441,141	14,470,201
Property and equipment, net	13,247	21,051
Right-to-use asset	638,831	–
Total assets	$20,093,219	$14,491,252
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$1,092,527	$1,197,720
Accrued expenses	1,194,358	1,097,640
Restructuring reserve	126,862	498,185
Operating lease liability - short term	112,657	–
Total current liabilities	2,526,404	2,793,545
noncurrent liability:
Operating lease liability - long term	552,326	–
STOCKHOLDERS' EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at June 30, 2020 and December 31, 2019, 15,361,619 shares and 5,281,237 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	5,064	1,742
Additional paid-in capital	52,861,882	40,633,670
Accumulated deficit	(35,852,457)	(28,937,705)
Total stockholders' equity	17,014,489	11,697,707
Total liabilities and stockholders' equity	$20,093,219	$14,491,252

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development expenses	$1,414,225	$1,886,934	$3,385,904	$2,916,937
General and administrative expenses	1,521,736	2,383,972	3,581,884	6,289,848
Total operating expenses	2,935,961	4,270,906	6,967,788	9,206,785
Loss from operations	(2,935,961)	(4,270,906)	(6,967,788)	(9,206,785)

Other income (expense):
Gain on bargain purchase upon merger	–	209,449	–	11,939,331
Interest income	6,617	175,605	53,036	198,907
Interest expense	–	–	–	(606)
Net loss and comprehensive loss	(2,929,344)	(3,885,852)	(6,914,752)	2,930,847

Per share information:
Net loss per share, basic	$(0.19)	$(0.75)	$(0.54)	$0.66
Net loss per share, diluted	$(0.19)	$(0.75)	$(0.54)	$0.52
Weighted average common shares outstanding, basic	$15,357,199	$5,175,837	$12,835,980	$4,466,025
Weighted average common shares outstanding, diluted	$15,357,199	$5,175,837	$12,835,980	$5,677,360